Exhibit 99.1

KIMBALL INTERNATIONAL, INC. REPORTS FOURTH QUARTER AND FISCAL YEAR 2022 RESULTS

-- Substantial Increase in Fourth Quarter Profitability Driven by 21% Sales Growth and
370 bps Gross Margin Expansion --
-- Positive Business Momentum Reflected in 18% Workplace Order Rates Increase --
-- Results Demonstrate Strength of Ancillary Product Portfolio and Secondary Market Focus --
-- Guiding to Strong Fiscal 2023 Revenue Growth of 15% and EBITDA Growth of 47%, at the Midpoints --

JASPER, IN (August 4, 2022) - Kimball International, Inc. (NASDAQ: KBAL) today announced results for the fourth quarter and fiscal year ended June 30, 2022.
Selected Financial Highlights:
Fourth Quarter FY 2022
•Net sales of $176.9 million, up 21% year-over-year
•Gross margin expanded 370 basis points to 34.3%
•Net income of $4.4 million; Adjusted net income of $9.0 million
•Diluted EPS of $0.12; Adjusted diluted EPS was $0.24
•Adjusted EBITDA of $13.6 million, up $10.7 million year-over-year
•Backlog of $175.6 million
Management Commentary

CEO Kristie Juster commented, “We delivered a strong finish to fiscal 2022, which was in line with our expectations and reflected the positive momentum in our business that is continuing into fiscal 2023. Demand remained strong in our key Workplace and Health markets, where fourth quarter sales increased 33% year-on-year and represented 88% of fourth quarter revenues, led by our Commercial and Education verticals. This strong sales performance together with pricing initiatives taken to offset inflationary pressures and ongoing cost savings resulted in a substantial increase in profitability.

“Our ancillary product portfolio, which accounted for 87% of full year sales, is resonating in the market and continues to differentiate the Kimball International offering as it is designed to attract workers back to offices and accommodate their flexibility, customization and privacy needs. Also, over 75% of fiscal 2022 shipments were to secondary geographies, where the return-to-office has advanced more rapidly than in major metropolitan areas, and which continue to see population gains, especially post-pandemic.

“Poppin sales returned to pre-pandemic levels and reflected strong demand across its product portfolio and markets, including our recently opened showrooms in Miami, Austin and Atlanta, as well as our integrated cross-sell channel through the Kimball International dealer network. Poppin is an essential part of our long-term value creation, and we look forward to further unleashing its full contribution.”

Overview

Fourth Quarter Fiscal 2022 Results

Consolidated net sales increased 21% to $176.9 million from the year ago quarter, driven by double-digit growth of Workplace and Health end markets, which included a strong contribution from the Poppin business. Gross margin increased 370 basis points year-over-year to 34.3%, resulting from price increases to offset raw material inflation and operational excellence savings. Selling and administrative expenses (S&A) of $51.4 million declined year-over-year as a percentage of total net sales by 470 basis points to 29.0% in the fourth quarter of fiscal 2022. Adjusted S&A was $51.4 million, or 29.1% of net sales, compared to $46.5 million, or 31.8% of net sales, in last year’s fourth quarter. Net income was $4.4 million, or $0.12 per diluted share, inclusive of $4.7 million, or $0.12 per share in restructuring charges, compared to $7.4 million or $0.20 per diluted share in the year ago quarter. Adjusted net income was $9.0 million, or $0.24 per diluted share, up from net loss of $0.9 million, or $(0.02) per diluted share in the fourth quarter of fiscal 2021. Adjusted EBITDA was $13.6 million compared to $2.9 million in the year ago quarter.

Fiscal Year 2022 Results

Fiscal year 2022 net sales were $665.9 million, an increase of 17% from $569.0 million in the prior year. Gross margin of 31.7% reflected raw material inflation, higher freight and labor costs pressures, which were partially offset by increased pricing and operational excellence savings, compared to 32.1% in fiscal 2021. Selling and administrative expenses (S&A) of $202.3 million declined year-over-year as a percentage of total revenue by 150 basis points to 30.4% in fiscal 2022. Adjusted S&A was $196.6 million, or 29.5% of net sales, compared to $170.6 million, or 30.0% of net sales, in fiscal 2021. Net loss for fiscal year 2022 was $15.7 million, or $(0.43) per diluted share inclusive of a $34.1 million non-cash goodwill impairment charge associated with the Poppin acquisition that was offset partially by a non-cash contingent earn-out benefit of $17.0 million also associated with the Poppin acquisition. Fiscal year 2021 net income was $7.4 million, or $0.20 per diluted share. Adjusted net income in fiscal 2022 was $12.8 million, or $0.35 per diluted share, compared to $10.0 million, or $0.27 per diluted share in the prior year. Fiscal year 2022 adjusted EBITDA was $34.1 million, or 5.1% of net sales, compared to fiscal year 2021 adjusted EBITDA of $29.7 million, or 5.2% of net sales.

Capital expenditures net of proceeds from the sale of assets for fiscal year 2022 were $19.7 million. Kimball International returned $16.3 million to shareholders in the form of dividends and share repurchases in fiscal 2022.

Net Sales by End Market
	Three Months Ended			Fiscal Year Ended
(Unaudited)	June 30,			June 30,
(Amounts in Millions)	2022	2021	% Change	2022	2021	% Change
Workplace *	$127.7	$92.7	38%	$464.1	$354.3	31%
Health	28.6	25.1	14%	104.8	97.3	8%
Hospitality	20.6	28.4	(27%)	97.0	117.4	(17%)
Total Net Sales	$176.9	$146.2	21%	$665.9	$569.0	17%

Orders Received by End Market
	Three Months Ended			Fiscal Year Ended
(Unaudited)	June 30,			June 30,
(Amounts in Millions)	2022	2021	% Change	2022	2021	% Change
Workplace *	$132.7	$112.2	18%	$510.5	$367.5	39%
Health	28.3	29.8	(5%)	114.8	105.7	9%
Hospitality	16.1	16.4	(2%)	84.5	87.1	(3%)
Total Orders	$177.1	$158.4	12%	$709.8	$560.3	27%

* Workplace end market includes education, government, commercial, and financial vertical markets and eBusiness

Summary and Outlook

“Our second half fiscal 2022 results represented an inflection point for Kimball International, in which we demonstrated our ability to convert continued strong demand for our products into significant revenue growth and manage effectively through industry-wide inflationary, supply chain and labor issues, driving a step-change in profitability compared to first half levels, and resulting in a 570 basis point improvement in Q4 adjusted EBITDA margin year-over-year.

“The alignment of the Kimball International product portfolio with demand trends has enabled us to gain share and expand our addressable market, which combined with production and logistic efficiencies support our expectation for robust revenue and profit growth in fiscal 2023. We expect revenues to benefit from both volume growth and previously announced pricing actions, and profitability gains to result from higher utilization, favorable mix and operating efficiencies, primarily in the second half of the fiscal year. Most importantly, our employees represent a key competitive advantage that sets Kimball International apart. Their hard work and dedication to designing and delivering top quality products has been essential to our success to date and supports our confidence as we move forward on our growth trajectory,” Ms. Juster concluded.

FY 2023 Guidance Ranges
	Low	High	YoY Growth
Revenue	$750 million	$780 million	15% at midpoint
Adjusted EBITDA	$48 million	$52 million	47% at midpoint

The Company expects fiscal 2023 revenue and adjusted EBITDA to be weighted somewhat toward the second half of the year, with the fourth quarter being the strongest. We anticipate first quarter fiscal 2023 revenue will be similar to fourth quarter fiscal 2022 levels with Adjusted EBITDA tracking slightly lower due to higher labor and logistics costs and higher LIFO expense.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States in the statements of income, statements of comprehensive income, balance sheets, or statements of cash flows of the Company. The non-GAAP financial measures used within this release are (1) organic net sales, defined as net sales excluding acquisition-related net sales; (2) adjusted gross profit; (3) adjusted selling and administrative expense; (4) adjusted EBITDA; (5) adjusted operating income; (6) adjusted net income; and (7) adjusted diluted earnings per share. Adjusted operating income, adjusted net income, and adjusted diluted earnings per share each exclude restructuring expense, CEO transition costs, acquisition-related amortization and inventory valuation adjustments, goodwill impairment, contingent earn-out adjustments related to the acquisition, COVID vaccine incentive costs, a gain on sale of a warehouse, costs of acquisition, and statutory income tax impacts for taxable after-tax measures, from the GAAP income measure. Adjusted gross profit excludes acquisition-related inventory adjustments and COVID vaccine incentive costs from the GAAP income measure. Adjusted selling and administrative expense excludes market value adjustments related to the SERP liability, CEO transition costs, acquisition-related amortization, costs of acquisition, and COVID vaccine incentive costs from the GAAP income measure. Additionally, adjusted operating income excludes market value adjustments related to the SERP liability. Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation expense, amortization expense, restructuring expense, CEO transition costs, acquisition-related inventory valuation adjustments, costs of acquisition, goodwill impairment, contingent earn-out adjustments related to the acquisition, COVID vaccine incentive costs, and a gain on sale of a warehouse. A reconciliation of the reported GAAP numbers to the non-GAAP financial measures is included in the Reconciliation of Non-GAAP Financial Measures table below. Management believes that Adjusted EBITDA and other metrics excluding restructuring expense, CEO transition expenses, market value adjustments related to the SERP liability, COVID vaccine incentive costs, a gain on sale of a warehouse, and acquisition-related adjustments are useful measurements to assist investors in comparing our performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect our core operating performance.

The orders received metric is a key performance indicator used to evaluate general sales trends and develop future operating plans. Orders received represent firm orders placed by our customers during the current quarter which are expected to be recognized as revenue during current or future quarters. The orders received metric is not intended to be presented as an alternative measure of revenue recognized in accordance with GAAP.

Forward-Looking Statements

This document may contain certain forward-looking statements about the Company, such as discussions of Company’s pricing trends, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements generally can be identified by the use of words or phrases, including, but not limited to, “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “setting up,” “beginning to,” “will,” “should,” “would,” “resume” or similar statements. We caution that forward-looking statements are subject to known and unknown risks and uncertainties that may cause the Company’s actual future results and performance to differ materially from expected results including, but not limited to, the risk that any projections or guidance by the Company, including revenues, margins, earnings, or any other financial results are not realized; a shortage of manufacturing labor and related cost; disruptions in our supply chain and freight channels including impacts on cost and availability; adverse changes in global economic conditions; successful execution of the second phase of the Company’s restructuring plan; significant reduction in customer order patterns; loss of key suppliers; relationships with strategic customers and product distributors; changes in the regulatory environment; global health concerns (including the impact of the COVID-19 pandemic); or similar unforeseen events. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in filings made from time to time with the Securities and Exchange Commission, including but not limited to, our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Conference Call / Webcast

Date:	August 4, 2022
Time:	5:00 PM Eastern Time
Dial-In #:	800-715-9871
Pass Code:	4129345
A webcast of the live conference call may be accessed by visiting Kimball International’s Investor Relations website at www.ir.kimballinternational.com.
For those unable to participate in the live webcast, the call will be archived at www.ir.kimballinternational.com within two hours of the conclusion of the live call.
About Kimball International, Inc.

Kimball International is a leading omnichannel commercial furnishings company with deep expertise in the Workplace, Health and Hospitality markets. We combine our bold entrepreneurial spirit, a history of craftsmanship and today’s design-driven thinking alongside a commitment to our culture of caring and lasting connections with our customers, shareholders, employees and communities.

For over 70 years, our brands have seized opportunities to customize solutions into personalized experiences, turning ordinary spaces into meaningful places. Our family of brands includes Kimball, National, Etc., Interwoven, Kimball Hospitality, D’style and Poppin.

Kimball International is based in Jasper, Indiana.

www.kimballinternational.com

Financial highlights for the fourth quarter ended June 30, 2022 are as follows:

Condensed Consolidated Statements of Income
(Unaudited)	Three Months Ended
(Amounts in Thousands, except per share data)	June 30, 2022		June 30, 2021
Net Sales	$176,946	100.0%	$146,191	100.0%
Cost of Sales	116,317	65.7%	101,501	69.4%
Gross Profit	60,629	34.3%	44,690	30.6%
Selling and Administrative Expenses	51,428	29.0%	49,196	33.7%
Contingent Earn-Out (Gain) Loss	(1,280)	(0.7%)	(11,600)	(7.9%)
Restructuring Expense	6,294	3.6%	2,254	1.5%
Operating Income	4,187	2.4%	4,840	3.3%
Other Income (Expense), net	(2,189)	(1.3%)	670	0.5%
Income Before Taxes on Income	1,998	1.1%	5,510	3.8%
Provision (Benefit) for Income Taxes	(2,356)	(1.4%)	(1,887)	(1.3%)
Net Income	$4,354	2.5%	$7,397	5.1%

Earnings Per Share of Common Stock:
Basic	$0.12		$0.20
Diluted	$0.12		$0.20

Average Number of Total Shares Outstanding:
Basic	36,827		36,809
Diluted	36,904		37,157

(Unaudited)	Fiscal Year Ended
(Amounts in Thousands, except per share data)	June 30, 2022		June 30, 2021
Net Sales	$665,877	100.0%	$569,008	100.0%
Cost of Sales	454,571	68.3%	386,580	67.9%
Gross Profit	211,306	31.7%	182,428	32.1%
Selling and Administrative Expenses	202,291	30.4%	181,780	31.9%
Other General (Income) Expense	(4,523)	(0.7%)	0	0.0%
Contingent Earn-Out (Gain) Loss	(17,030)	(2.6%)	(11,600)	(2.0%)
Restructuring Expense	10,489	1.6%	10,727	1.9%
Goodwill Impairment	34,118	5.1%	0	0.0%
Operating Income (Loss)	(14,039)	(2.1%)	1,521	0.3%
Other Income (Expense), net	(3,381)	(0.5%)	3,089	0.5%
Income (Loss) Before Taxes on Income	(17,420)	(2.6%)	4,610	0.8%
Provision (Benefit) for Income Taxes	(1,706)	(0.2%)	(2,806)	(0.5%)
Net Income (Loss)	$(15,714)	(2.4%)	$7,416	1.3%

Earnings (Loss) Per Share of Common Stock:
Basic	$(0.43)		$0.20
Diluted	$(0.43)		$0.20

Average Number of Total Shares Outstanding:
Basic	36,798		36,901
Diluted	36,798		37,372

	(Unaudited)
Condensed Consolidated Balance Sheets	June 30, 2022	June 30, 2021
(Amounts in Thousands)
ASSETS
Cash and cash equivalents	$10,934	$24,336
Receivables, net	79,301	58,708
Inventories	97,969	54,291
Prepaid expenses and other current assets	30,937	22,012
Property and Equipment, net	96,970	90,623
Right of use operating lease assets	12,839	14,654
Goodwill	47,844	81,962
Other Intangible Assets, net	54,767	64,478
Deferred Tax Assets	14,472	16,368
Other Assets	15,245	17,163
Total Assets	$461,278	$444,595

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current maturities of long-term debt	33	30
Accounts payable	70,936	41,537
Customer deposits	29,706	24,438
Current portion of operating lease liability	6,096	6,590
Dividends payable	3,623	3,532
Accrued expenses	41,088	39,115
Long-term debt, less current maturities	68,046	40,079
Long-term operating lease liability	12,150	12,536
Long-term earn-out liability	3,160	20,190
Other	12,904	16,878
Shareholders’ Equity	213,536	239,670
Total Liabilities and Shareholders’ Equity	$461,278	$444,595

Condensed Consolidated Statements of Cash Flows	Fiscal Year Ended
(Unaudited)	June 30,
(Amounts in Thousands)	2022	2021
Net Cash Flow (used for) provided by Operating Activities	$(4,573)	$27,294
Net Cash Flow used for Investing Activities	(19,863)	(115,984)
Net Cash Flow provided by Financing Activities	10,705	21,973
Net Decrease in Cash, Cash Equivalents, and Restricted Cash	(13,731)	(66,717)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	25,727	92,444
Cash, Cash Equivalents, and Restricted Cash at End of Period	$11,996	$25,727

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in Thousands, except per share data)

Organic Net Sales
	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net Sales, as reported	$176,946	$146,191	$665,877	$569,008
Less: Poppin acquisition net sales(1)	0	0	28,718	2,678
Organic Net Sales	$176,946	$146,191	$637,159	$566,330
(1) Poppin was acquired on December 9, 2020 and for fiscal years 2022 and 2021, organic net sales exclude Poppin acquisition net sales for the fiscal year-to-date periods ended December 31, 2021 and 2020.

Adjusted Gross Profit
	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2022	2021	2022	2021
Gross Profit, as reported	$60,629	$44,690	$211,306	$182,428
Add: Pre-tax COVID vaccine incentive	0	0	1,569	0
Add: Pre-tax Acquisition-related Inventory Valuation Adjustment	29	247	282	536
Adjusted Gross Profit	$60,658	$44,937	$213,157	$182,964
Adjusted Gross Profit %	34.3%	30.7%	32.0%	32.2%

Adjusted Selling and Administrative Expense
	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2022	2021	2022	2021
Selling and Administrative Expense, as reported	$51,428	$49,196	$202,291	$181,780
Less: Pre-tax Expense Adjustment to SERP Liability	1,622	(757)	1,922	(3,324)
Less: Pre-tax CEO Transition Costs	0	(141)	0	(564)
Less: Pre-tax Acquisition-related Amortization	(1,610)	(1,671)	(6,440)	(3,737)
Less: Pre-tax Costs of Acquisition	0	(144)	0	(3,579)
Less: Pre-tax COVID Vaccine incentive	0	0	(1,140)	0
Adjusted Selling and Administrative Expense	$51,440	$46,483	$196,633	$170,576
Adjusted Selling and Administrative Expense %	29.1%	31.8%	29.5%	30.0%

Adjusted Operating Income (Loss)
	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2022	2021	2022	2021
Operating Income (Loss), as reported	$4,187	$4,840	$(14,039)	$1,521
Add: Pre-tax Restructuring Expense	6,294	2,254	10,489	10,727
Add: Pre-tax Goodwill Impairment	0	0	34,118	0
Add: Pre-tax Other General (Income) Expense(2)	0	0	(4,523)	0
Add: Pre-tax Expense Adjustment to SERP Liability	(1,622)	757	(1,922)	3,324
Add: Pre-tax CEO Transition Costs	0	141	0	564
Add: Pre-tax Acquisition-related Amortization	1,610	1,671	6,440	3,737
Add: Pre-tax Acquisition-related Inventory Valuation Adjustment	29	247	282	536
Add: Pre-tax Costs of Acquisition	0	144	0	3,579
Add: Pre-tax Contingent Earn-Out (Gain) Loss	(1,280)	(11,600)	(17,030)	(11,600)
Add: Pre-tax COVID vaccine incentive	0	0	2,709	0
Adjusted Operating Income (Loss)	$9,218	$(1,546)	$16,524	$12,388
Adjusted Operating Income (Loss) %	5.2%	(1.1%)	2.5%	2.2%

Adjusted Net Income (Loss)
	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net Income (Loss), as reported	$4,354	$7,397	$(15,714)	$7,416

Pre-tax Restructuring Expense	6,294	2,254	10,489	10,727
Tax on Restructuring Expense	(1,620)	(580)	(2,699)	(2,761)
Add: After-tax Restructuring Expense	4,674	1,674	7,790	7,966
Pre-tax Goodwill Impairment	0	0	34,118	0
Tax on Goodwill Impairment	0	0	0	0
Add: After-tax Goodwill Impairment	0	0	34,118	0
Pre-tax Other General (Income) Expense(2)	0	0	(4,523)	0
Tax on Other General (Income) Expense	0	0	1,164	0
Add: After-tax Other General (Income) Expense	0	0	(3,359)	0
Pre-tax CEO Transition Costs	0	141	0	564
Tax on CEO Transition Costs	0	(36)	0	(144)
Add: After-tax CEO Transition Costs	0	105	0	420
Pre-tax Acquisition-related Amortization	1,610	1,671	6,440	3,737
Tax on Acquisition-related Amortization	(414)	(430)	(1,658)	(962)
Add: After-tax Acquisition-related Amortization	1,196	1,241	4,782	2,775
Pre-tax Acquisition-related Inventory Valuation Adjustment	29	247	282	536
Tax on Acquisition-related Inventory Valuation Adjustment	(7)	(64)	(73)	(139)
Add: After-tax Acquisition-related Inventory Adjustment	22	183	209	397
Pre-tax Costs of Acquisition	0	144	0	3,579
Tax on Costs of Acquisition	0	(37)	0	(921)
Add: After-tax Costs of Acquisition	0	107	0	2,658
Pre-tax Contingent Earn-Out (Gain) Loss	(1,280)	(11,600)	(17,030)	(11,600)
Tax on Contingent Earn-Out (Gain) Loss	0	0	0	0
Add: After-tax Contingent Earn-Out (Gain) Loss	(1,280)	(11,600)	(17,030)	(11,600)
Pre-tax COVID Vaccine Incentive	0	0	2,709	0
Tax on COVID Vaccine Incentive	0	0	(697)	0
Add: After-tax COVID Vaccine Incentive	0	0	2,012	0
Adjusted Net Income (Loss)	$8,966	$(893)	$12,808	$10,032

Adjusted Diluted Earnings (Loss) Per Share
	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2022	2021	2022	2021
Diluted Earnings (Loss) Per Share, as reported	$0.12	$0.20	$(0.43)	$0.20
Add: After-tax Restructuring Expense	0.12	0.05	0.21	0.22
Add: After-tax CEO Transition Costs	0.00	0.00	0.00	0.01
Add: After-tax Goodwill Impairment	0.00	0.00	0.93	0.00
Add: After-tax Other General (Income) Expense(2)	0.00	0.00	(0.09)	0.00
Add: After-tax Acquisition-related Amortization	0.03	0.03	0.13	0.07
Add: After-tax Acquisition-related Inventory Valuation Adjustment	0.00	0.01	0.01	0.01
Add: After-tax Costs of Acquisition	0.00	0.00	0.00	0.07
Add: After-tax Contingent Earn-Out (Gain) Loss	(0.03)	(0.31)	(0.46)	(0.31)
Add: After-tax COVID Vaccine Incentive	0.00	0.00	0.05	0.00
Adjusted Diluted Earnings (Loss) Per Share	$0.24	$(0.02)	$0.35	$0.27

Adjusted EBITDA

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net Income (Loss)	$4,354	$7,397	$(15,714)	$7,416
Provision (Benefit) for Income Taxes	(2,356)	(1,887)	(1,706)	(2,806)
Income (Loss) Before Taxes on Income	1,998	5,510	(17,420)	4,610
Interest Expense	561	190	1,483	453
Interest Income	(52)	(88)	(129)	(336)
Depreciation	3,676	3,675	14,496	14,511
Amortization	2,402	2,471	9,614	6,683
Pre-tax Restructuring Expense	6,294	2,254	10,489	10,727
Pre-tax Goodwill Impairment	0	0	34,118	0
Pre-tax Other General (Income) Expense(2)	0	0	(4,523)	0
Pre-tax CEO Transition Costs	0	141	0	564
Pre-tax Acquisition-related Inventory Valuation Adjustment	29	247	282	536
Pre-tax Costs of Acquisition	0	144	0	3,579
Pre-tax Contingent Earn-Out (Gain) Loss	(1,280)	(11,600)	(17,030)	(11,600)
Pre-tax COVID Vaccine Incentive	0	0	2,709	0
Adjusted EBITDA	$13,628	$2,944	$34,089	$29,727
Adjusted EBITDA %	7.7%	2.0%	5.1%	5.2%
(2) Fiscal year 2022 Other General (Income) Expense consists of a gain realized on the sale of a warehouse totaling $4.5 million on a pre-tax basis and $3.4 million on an after-tax basis.

Supplementary Information
Components of Other Income (Expense), net	Three Months Ended		Fiscal Year Ended
(Unaudited)	June 30,		June 30,
(Amounts in Thousands)	2022	2021	2022	2021
Interest Income	$52	$88	$129	$336
Interest Expense	(561)	(190)	(1,483)	(453)
Gain (Loss) on Supplemental Employee Retirement Plan Investments	(1,622)	757	(1,922)	3,324
Other Non-Operating Income (Expense)	(58)	15	(105)	(118)
Other Income (Expense), net	$(2,189)	$670	$(3,381)	$3,089